UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Director Resignation.

On December 13, 20101, John Lambert resigned as a director of Novavax, Inc. (the “Company”). Mr. Lambert did not serve on any committee of the Board of Directors of the Company at the time of his resignation. Mr. Lambert’s resignation followed his replacement as Executive Chairman and the formation of a Flu and New Products Committee of the Board of Directors of which Mr. Lambert was not a member. Mr. Lambert purports that his resignation was prompted by disagreements with the Company that are outlined in Mr. Lambert’s letter of resignation, which is attached as an exhibit to this Current Report on Form 8-K. The Board of Directors of the Company disagrees with Mr. Lambert’s characterization of the circumstances surrounding his resignation and his recitation of the facts, and the Company refers investors to the Company’s Current Report on Form 8-K, dated December 2, for background. In light of Mr. Lambert’s resignation, the Board of Directors has elected to disband the Flu and New Products Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1	Copy of John Lambert letter of resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)

December 16, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary